Exhibit 10.11

AMENDMENT TO

SXC HEALTH SOLUTIONS CORP.

LONG-TERM INCENTIVE PLAN

The first sentence of Section 3.1 is hereby deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in this Section 3.1 and in Section 12.4, a total of 6,440,000 Shares shall be authorized for issuance pursuant to Awards granted under the Plan.”